================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                      __________________________________

                                   FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   Check if an Application to Determine Eligibility of a Trustee Pursuant to
                               Section 305(b)___

                         BANK OF MONTREAL TRUST COMPANY
              (Exact name of trustee as specified in its charter)

               New York                                     13-4941093
(State of incorporation or organization                 (I.R.S. employer
      if not a U.S. national bank)                     identification no.)

  Wall Street Plaza, 88 Pine Street, 19th Floor
              New York, New York                              10005
(Address of trustee's principal executive offices)          (Zip code)


                               Mark F. McLaughlin
                         Bank of Montreal Trust Company
                  Wall Street Plaza, 88 Pine Street 19th Floor
                              New York, NY  10005
                                 (212) 701-7602
           (Name, address and telephone number of agent for service)
                      ____________________________________

                      ADELPHIA COMMUNICATIONS CORPORATION
              (Exact name of obligor as specified in its charter)

              Delaware                                  23-2417713
  (State or other jurisdiction of                   (I.R.S. employer
  incorporation or organization)                  identification number)


                              Main at Water Street
                        Coudersport, Pennsylvania 16915
                    (Address of principal executive offices)
                     ______________________________________

                     8 3/8% Senior Notes due February 1, 2008
                        (Title of Indenture Securities)

===============================================================================

Item 1.   General Information.
          --------------------

           Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

              Federal Reserve Bank of New York
              33 Liberty Street, New York N.Y. 10045

              State of New York Banking Department
              2 Rector Street, New York, N.Y. 10006

     (b)  Whether it is authorized to exercise corporate trust powers.

              The Trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with the Obligor.
          ------------------------------

          If the obligor is an affiliate of the trustee, describe each such affiliation.

              The obligor is not an affiliate of the trustee.

Item 4.   Trusteeships under Other Indentures.
          ------------------------------------

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a)  Title of the securities outstanding under each such other indenture.

          Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of September 2, 1992, $125,000,000 principal amount Adelphia Communications Corporation 11-7/8% Senior Debentures due September 15, 2004.

          Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of July 28, 1993, $110,000,000 principal amount Adelphia Communications Corporations 10-1/4% Senior Notes due July 15, 2000.

          Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of March 11, 1993, $130,000,000 principal amount Adelphia Communications Corporation 9-7/8% Senior Debentures due March 1, 2005.

          Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of February 22, 1994, $150,000,000 principal amount Adelphia Communications Corporation 9-1/2% Senior Pay-In-Kind Notes due February 15, 2004.

          Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of February 26, 1997, $350,000,000 principal amount Adelphia Communications Corporation 9-7/8% Senior Notes due March 1, 2007.

          Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of July 7, 1997, $150,000,000 principal amount Adelphia Communications Corporation 10-1/2% Senior Notes due July 15,2004.

          Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of September 25, 1997, $325,000,000 principal amount Adelphia Communications Corporation 9-1/4% Senior Notes due October 1, 2002.

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          The indenture to be qualified and the indenture(s) referred to in paragraph A above are wholly unsecured and rank pari passu.

Item 16.    List of Exhibits.
            -----------------

  List below all exhibits filed as part of this statement of eligibility.

     A Copy of Organization Certificate of Bank of Montreal Trust Company to transact business and exercise corporate trust powers; incorporated herein by reference as Exhibit "A" filed with Form T-1 Statement, Registration No. 33-46118

     B. Copy of the existing By-Laws of Bank of Montreal Trust Company; incorporated herein by reference as Exhibit "B" filed with Form T-1 Statement, Registration No. 33-46118

     C. The consent of the Trustee required by Section 321(b) of the Act; incorporated herein by reference as Exhibit "C" with Form T-1 Statement, Registration No. 33-46118

     D. A copy of the latest report of condition of Bank of Montreal Trust Company published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit "D"

                                       SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Bank of Montreal Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 23rd day of January, 1998.

                                       BANK OF MONTREAL TRUST COMPANY


                                       By:    /s/ Amy Roberts
                                            ______________________
                                                  Amy Roberts
                                                Vice President